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                                                                  EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of CUC International, Inc. on Form S-4 of our report dated March 31, 1997 (May 27, 1997 as to Note 2a, April 30, 1997 as to Note 2b) appearing in and incorporated by reference from the Current Report on Form 8-K dated July 16, 1997, for the year ended December 31, 1996 and to the reference to us under the headings "Experts" and "Accounting Treatment" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


                                                /s/ Deloitte & Touche LLP

                                                DELOITTE & TOUCHE LLP


Parsippany, New Jersey
August 26, 1997